Pricing Supplement


                        Filed pursuant to Rule 424(b)(5)
            Registration Statement Nos. 333-129157 and 333-129157-01
                  Pricing Supplement No. 11 Dated June 20, 2007
                     (To Prospectus dated March 15, 2006 and
                           Prospectus Supplement dated
                                 March 15, 2006)
                                CUSIP: 02003MBD5


                          Allstate Life Global Funding
                            Secured Medium Term Notes
                                 Issued Through
                    Allstate Life Global Funding Trust 2007-7

         The description in this pricing supplement of the particular terms of the Secured Medium Term Notes offered hereby (the "Notes"), the Funding Agreement(s) (specified below) issued by Allstate Life Insurance Company ("Allstate Life") and deposited into Allstate Life Global Funding Trust 2007-7 (the "Trust") by Allstate Life Global Funding ("Global Funding") and the Funding Note (specified below) issued by Global Funding to the Trust supplements the description of the general terms and provisions of the notes, the funding agreements and the funding notes set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.


         The Notes will represent the obligations of the issuing entity only and will not represent the obligations of, or interest in, any other person or entity, including Global Funding, Allstate Life or any of their respective affiliates. The Notes will constitute asset-backed securities within the meaning of Regulation AB under the Securities Act of 1933, as amended.

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                                                          THE NOTES

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Principal Amount:  $400,000,000                                                 Agent(s) Discount:  0.03000%

Issue Price:  100.00%                                                           Original Issue Date:  June 25, 2007

Net Proceeds to the Trust:  $399,880,000                                        Stated Maturity Date:  June 25, 2010

Specified Currency:  U.S. Dollars                                               Depositary: The Depository Trust Company

Interest Payment Dates: The 25th of each month, subject to the Modified         Interest Reset Dates: The 25th of each month,
Following Business Day Convention. The final Interest Payment Date will be      subject to the Modified Following Business Day
the maturity date.                                                              Convention.

Initial Interest Payment Date: July 25, 2007, subject to the Modified           Initial Interest Reset Date: July 25, 2007, subject
Following Business Day Convention.                                              to the Modified Following Business Day Convention.

Regular Record Date:                                                            15 calendar days prior to the Interest Payment Date

Modified Following Business Day Convention:                                     If any Interest Payment Date or Interest Reset Date
                                                                                would otherwise be a day that is not a Business
                                                                                Day, such Interest Payment Date or Interest Reset
                                                                                Date, as the case may be, will be postponed to the
                                                                                next succeeding Business Day, except that, if such
                                                                                Business Day is in the succeeding calendar month,
                                                                                such Interest Payment Date or Interest Reset Date
                                                                                will be the immediately preceding Business Day. The
                                                                                final Interest Payment Date for the Notes will be
                                                                                the maturity date and interest for the final
                                                                                Interest Period will accrue from and including the
                                                                                Interest Payment Date immediately preceding the
                                                                                maturity date to but excluding the maturity date.
                                                                                If the maturity date would otherwise be a day that
                                                                                is not a Business Day, any payment of principal,
                                                                                premium, if any, and interest or other amounts,
                                                                                will be made on the immediately succeeding Business
                                                                                Day, and no additional interest will accrue in
                                                                                respect of the payment made on that next succeeding
                                                                                Business Day.

Business Day:                                                                   Any day, other than a Saturday or Sunday,
                                                                                that is neither a legal holiday nor a day on
                                                                                which commercial banks are authorized or
                                                                                required by law, regulation or executive order
                                                                                to close in London and New York, New York.

Fiscal Year of Trust (not applicable unless different than as specified in the prospectus and prospectus supplement):

Type of Interest Rate:                                                          [ ] Fixed Rate  [x] Floating Rate

Fixed Rate Notes:                                                               [ ] Yes [x] No.  If, Yes,

Interest Rate:

Floating Rate Notes:                                                            [x] Yes [ ] No.  If, Yes,
Regular Floating Rate Notes:                                                    [x] Yes [ ] No.  If, Yes,
         Interest Rate:                                                         Interest Rate Basis plus Spread
         Interest Rate Basis(es):                                               See below

Inverse Floating Rate Notes:                                                    [ ] Yes [x] No.  If, Yes,
         Fixed Interest Rate:
         Floating Interest Rate:
         Interest Rate Basis(es):

Floating Rate/Fixed Rate Notes:                                                 [ ] Yes [x] No.  If, Yes,
         Floating Interest Rate:
         Interest Rate Basis(es):
         Fixed Interest Rate:
         Fixed Rate Commencement Date:

Initial Interest Rate, if any:                                                  The Initial  Interest Rate for the Notes offered by
                                                                                this  Pricing  Supplement  will be the  Interest
                                                                                Rate  Basis plus the Spread dermined in accordance
                                                                                with the provisions of this Pricing  Supplement
                                                                                and the Prospectus  Supplements,  subject to
                                                                                adjustment in accordance  with the Modified
                                                                                Following Business Day Convention.

Interest Rate Basis(es). Check all that apply:
         [  ] CD Rate                                                           [  ] Federal Funds Rate
         [  ] CMT Rate                                                          [x] LIBOR
         [  ] Commercial Paper Rate                                             [  ] EURIBOR
         [  ] Constant Maturity Swap Rate                                       [  ] Prime Rate
         [  ] Eleventh District Cost of Funds                                   [  ] Treasury Rate
         [  ] Federal Fund Open Rate

If LIBOR:

LIBOR Page:                                                                     3750 (or any replacement page)

[x] LIBOR Moneyline Telerate (or any successor service):                        [ ] LIBOR Reuters:

LIBOR Currency:                                                                 U.S. Dollars

If CMT Rate:

Designated CMT Moneyline Telerate Page:                                         Not applicable

If CMT Moneyline Telerate Page 7052:                                            [  ] Weekly Average
                                                                                [  ] Monthly Average

Designated CMT Maturity Index:                                                  Not applicable

Index Maturity:                                                                 One month

Spread (+/-):                                                                   +0.04%

Spread Multiplier:                                                              Not applicable

Interest Reset Date(s):                                                         Each Interest Payment Date

Interest Determination Date(s):                                                 The second London banking day preceding the related
                                                                                Interest Reset Date

Maximum Interest Rate, if any:                                                  Not applicable

Minimum Interest Rate, if any:                                                  Not applicable

Calculation Agent, if any:                                                      The Bank of New York Trust Company, N.A.

Exchange Rate Agent, if any:                                                    Not applicable

Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Notes:                                                               [ ] Yes [x] No.  If, Yes,
         Amortizing Schedule:
         Additional/Other Terms:

Discount Notes:                                                                 [ ] Yes [x] No.  If, Yes,
         Total Amount of Discount:
         Initial Accrual Period of Discount:
         Additional/Other Terms:

Redemption Provisions:                                                          [ ] Yes [x] No.  If, Yes,
         Initial Redemption Date:
         Initial Redemption Percentage:
         Annual Redemption Percentage Reduction (if any):
         Redemption:                                                            [ ] In whole only and not in part
                                                                                [ ] May be in whole or in part
         Additional/Other Terms:

Repayment:                                                                      [ ] Yes [x] No.  If, Yes,
         Repayment Date(s):
         Repayment Price:
         Repayment:                                                             [ ] In whole only and not in part
                                                                                [ ] May be in whole or in part
         Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid for Withholding Tax (not applicable unless specified):

Securities Exchange Listing:                                                    [ ] Yes [x] No.  If Yes, Name of Exchange:

Authorized Denominations:                                                       $1,000

Ratings:

The Notes issued under the Program are rated "AA" by Standard & Poor's, a division of The Mc-Graw Hill Companies, Inc. ("S&P"). It is anticipated that Moody's Investors Service, Inc. ("Moody's") will rate the Notes "Aa2" on the Original Issue Date.





Agent(s) Purchasing Notes as Principal:                                         [x] Yes [ ] No. If Yes,

Agent(s)                                                                        Principal Amount
Merrill Lynch, Pierce, Fenner & Smith Incorporated                              $200,000,000
Banc of America Securities LLC                                                  $200,000,000
                                                                                ------------
Total:                                                                          $400,000,000
                                                                                ============

Agent(s) Acting as Agent:                                                       [ ] Yes [x] No. If Yes,

Additional/Other Terms:                                                         None

Special Tax Considerations:                                                     None

                            THE FUNDING AGREEMENT(S)

Funding Agreement Issuer:                                                       Allstate Life Insurance Company

Funding Agreement No.:                                                          FA - 41102

Deposit Amount:                                                                 $400,000,000

Issue Price:                                                                    100.00%

Net Deposit Amount:                                                             $399,880,000

Effective Date:                                                                 June 25, 2007

Specified Currency:                                                             U.S. Dollars

Interest Payment Dates:                                                         The 25th of each month, subject to the Funding
                                                                                Agreement Modified Following Business Day
                                                                                Convention. The final Interest Payment Date will
                                                                                be the maturity date.

Initial Interest Payment Date:                                                  July 25, 2007, subject to the Funding Agreement
                                                                                Modified Following Business Day Convention.

Interest Reset Dates:                                                           The 25th of each month, subject to the Funding
                                                                                Agreement Modified Following Business Day
                                                                                Convention.

Initial Interest Reset Date:                                                    July 25, 2007, subject to the Funding Agreement
                                                                                Modified Following Business Day Convention.

Funding Agreement Modified Following Business Day Convention:                   If any Interest Payment Date or Interest Reset Date
                                                                                would otherwise be a day that is not a Funding
                                                                                Agreement Business Day, such Interest Payment Date
                                                                                or Interest Reset Date, as the case may be, will be
                                                                                postponed to the next succeeding Funding Agreement
                                                                                Business Day, except that, if such Funding
                                                                                Agreement Business Day is in the succeeding
                                                                                calendar month, such Interest Payment Date or
                                                                                Interest Reset Date will be the immediately
                                                                                preceding Funding Agreement Business Day. The final
                                                                                Interest Payment Date for the Funding Agreement
                                                                                will be the maturity date and interest for the
                                                                                final Interest Period will accrue from and
                                                                                including the Interest Payment Date immediately
                                                                                preceding the maturity date to but excluding the
                                                                                maturity date. If the maturity date would otherwise
                                                                                be a day that is not a Funding Agreement Business
                                                                                Day, any payment of principal, premium, if any,
                                                                                and interest or other amounts, will be made on the
                                                                                immediately succeeding Funding Agreement Business
                                                                                Day, and no additional interest will accrue in
                                                                                respect of the payment made on that next succeeding
                                                                                Funding Agreement Business Day.

Funding Agreement  Business Day:                                                Any day, other than a Saturday or Sunday,  that
                                                                                is neither a legal holiday nor a day on which
                                                                                commercial banks are authorized or required by law,
                                                                                regulation or executive order to close in London
                                                                                and New York, New York.

Type of Interest Rate:                                                          [ ] Fixed Rate [x] Floating Rate

Fixed Rate Funding Agreement:                                                   [ ] Yes [x] No.  If Yes,

Interest Rate:

Floating Rate Funding Agreement:                                                [x] Yes [ ] No.  If Yes,
         Interest Rate:                                                         Interest Rate Basis plus Spread
         Interest Rate Basis(es):                                               See below

Inverse Floating Rate Funding Agreement:                                        [ ] Yes [x] No.  If Yes,
         Fixed Interest Rate:
         Floating Interest Rate:
         Interest Rate Basis(es):

Floating Rate/Fixed Rate Funding Agreement:                                     [ ] Yes [x] No.  If Yes,
         Floating Interest Rate:
         Interest Rate Basis(es):
         Fixed Interest Rate:
         Fixed Rate Commencement Date:

Initial Interest Rate, if any:                                                  The  Initial  Interest  Rate for the  Funding
                                                                                Agreement offered by this Pricing  Supplement  will
                                                                                be the Interest  Rate Basis plus the Spread
                                                                                determined in accordance with the provisions of
                                                                                this Pricing Supplement and the Prospectus
                                                                                Supplements, subject to adjustment in accordance
                                                                                with the Funding Agreement Modified Following
                                                                                Business Day Convention.

Interest Rate Basis(es).  Check all that apply:
         [  ]  CD Rate
         [  ]  CMT Rate                                                         [  ]  Commercial Paper Rate
         [  ]  Constant Maturity Swap Rate                                      [  ]  Eleventh District Cost of Funds Rate
         [x ]  LIBOR                                                            [  ]  Federal Funds Open Rate
         [  ]  EURIBOR                                                          [  ]  Federal Funds Rate
         [  ]  Prime Rate                                                       [  ]  Treasury Rate
If LIBOR:

LIBOR Page:                                                                     3750 (or any replacement page)

[x] LIBOR Moneyline Telerate (or any successor service):                        [ ] LIBOR Reuters:

LIBOR Currency:                                                                 U.S. Dollars

If CMT Rate:

Designated CMT Moneyline Telerate Page:                                         Not applicable

                                                                                [  ]  Weekly Average
If CMT Moneyline Telerate Page 7052:                                            [  ]  Monthly Average

Designated CMT Maturity Index:                                                  Not applicable

Index Maturity:                                                                 One month

Spread (+/-):                                                                   +0.04%

Spread Multiplier:                                                              Not applicable

Interest Reset Date(s):                                                         Each Interest Payment Date

Interest Determination Date(s):                                                 The second London banking day preceding the related
                                                                                Interest Reset Date

Maximum Interest Rate, if any:                                                  Not applicable

Minimum Interest Rate, if any:                                                  Not applicable

Calculation Agent, if any:                                                      The Bank of New York Trust Company, N.A.

Day Count Convention:                                                           Actual/360

Amortizing Funding Agreement:                                                   [ ] Yes [x] No.  If Yes,
         Amortizing Schedule:
         Additional/Other Terms:

Discount Funding Agreement:                                                     [  ] Yes [x] No.  If Yes,

Total Amount of Discount:
         Initial Accrual Period of Discount:

         Additional/Other Terms:

Redemption Provisions:                                                          [  ] Yes [x] No. If Yes,
         Initial Redemption Date:
         Initial Redemption Percentage:
         Annual Redemption Percentage Reduction (if any):

         Redemption:                                                            [  ] In whole only and not in part
                                                                                [  ] May be in whole or in part
         Additional/Other Terms:

Repayment:                                                                      [  ] Yes [x] No.  If Yes,
         Repayment Date(s):
         Repayment Price:
         Repayment:                                                             [  ] In whole only and not in part
                                                                                [  ] May be in whole or in part
         Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid For Withholding Tax (not applicable unless specified):

Ratings:

The Funding Agreements issued under the Program are rated AA by S&P. It is anticipated that the Funding Agreement(s) will be rated Aa2 by Moody's on the Original Issue Date.

Additional/Other Terms, if any:                                                 None

Special Tax Considerations:                                                     None

                                THE FUNDING NOTE

Funding Note Issuer:                                                            Allstate Life Global Funding

Funding Note No.:                                                               FA - 41102

Principal Amount:                                                               $400,000,000

The Funding Note will otherwise have payment and other terms substantially similar to the Funding Agreement(s) and the Notes, except that the terms of the Funding Note will provide that it will be cancelled immediately upon the sale of, and deposit into, the Trust by Global Funding of the Funding Agreement(s).

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